Exhibit 16



                                                          Grant Thornton, LLP



December 29, 1999


Securities and Exchange Commission
Washington D.C.  20549

Re:      MedTech Diagnostics, inc.
         File No. 33-131110

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of MedTech Diagnostics, Inc., dated December 29,1999 and agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Grant Thornton LLP

GRANT THORNTON LLP






Suite 3501
One Huntington Quadrangle
Melville, New York 11747

                                    KAUFMAN
                                    ROSSIN &
                                    CO., P.A.

                            2699 South Bayshore Drive
                            Miami, Florida 33133-5486
                                WWW.KRCO.CPA.COM


December 29, 1999


Securities and Exchange Commission
Washington D.C.  20549

Ladies and Gentelmen:

We have been engages as of December 8, 1999, as the independent accountants of Medtech Diagnostics, Inc. (the "Company", SEC File No. 33-13110), effective with the fiscal year ended September 30, 1999.

We have been furnished with a copy of the 8-K, dated December 29, 1999. We have read and agree with the statements made therein concerning our retention and our prior relationship with the Company.

Very truly yours,

Kaufman, Rossin & Co.

/s/ Gregory M. Levy

Gregory M. Levy, CPA
a Partner